News Release

For Immediate Release:	For More Information,
May 3, 2007	Contact: Jerry L. Ocheltree
910-576-6171

First Bancorp Reports on Annual Meeting of Shareholders

TROY, N.C. - First Bancorp (NASDAQ - FBNC), the parent company of First Bank, reports today on the results of its 2007 Annual Meeting of Shareholders held yesterday at the James H. Garner Conference Center in Troy.  President and CEO Jerry L. Ocheltree presided over the meeting and reported that the following three proposals had been approved by the Company’s shareholders:

•	A proposal to elect fifteen (15) nominees to the Board of Directors to serve until the 2008 annual meeting of shareholders, or until their successors are elected and qualified.

•	A proposal to ratify the appointment of Elliott Davis, PLLC, as the Company’s independent auditors for 2007.

•	A proposal to adopt a new equity-based incentive plan, entitled the “First Bancorp 2007 Equity Plan.”

Following the business agenda, Mr. Ocheltree delivered his shareholder report, which included an overview of the Company’s financial results, stock price performance, and accomplishments for fiscal year 2006, including the opening of five new branches and the purchase of two branches.  Mr. Ocheltree also discussed initiatives for 2007, including the Company’s continued expansion in the southeastern coastal area of North Carolina, the Company’s “Primer Banco” branches that are expected to enhance the Company’s ability to serve the Hispanic community, and the Company’s recent initiative to improve its internal processes to better and more efficiently serve its customers.

Next, David L. Burns, Chairman of the Board of Directors honored Edward T. Taws, Jr. and Dr. H. David Bruton, each of whom retired from the Board of Directors in accordance with the Company’s retirement policy.  Mr. Burns thanked each of these gentlemen for their many years of service to First Bancorp and to their community.  Mr. Burns presented each of them with a resolution of the Board of Directors honoring their achievements and announced that they had each been elected as a Director Emeritus of the Company.

Mr. Burns then honored Mr. James H. Garner, former President and CEO of First Bancorp, who retired as an employee and director of the Company on December 31, 2006.  Mr. Burns commented on Mr. Garner’s immeasurable contributions to the Company and the strong relationships he developed with his employees and his community during his 37 years of service to First Bancorp.  Mr. Garner was honored with a video that reflected on his career and his dedication to his family and the community.  He was then presented with a resolution of the Board of Directors electing him as a Director Emeritus of the Company.  Mr. Garner eloquently thanked those in attendance and also thanked the Board of Directors for having faith in him and assisting him in his leadership of the Company.

Mr. Ocheltree then adjourned the meeting by thanking shareholders for their support.  A reception for Mr. Garner was held immediately following the meeting.

First Bancorp is a bank holding company based in Troy, North Carolina with total assets of approximately $2.2 billion.  Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 69 branch offices, with 62 branches operating in a twenty-one county market area in the central piedmont and coastal regions of North Carolina, 3 branches in Dillon County, South Carolina, and 4 branches in Virginia (Abingdon, Dublin, Radford, and Wytheville), where First Bank does business as First Bank of Virginia.  The Company also has a loan production office in Blacksburg, Virginia.  First Bancorp’s common stock is traded on the NASDAQ Global Select Market under the symbol FBNC.

This press release contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” or other statements concerning opinions or judgments of the Company and its management about future events.  Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.  For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent report on Form 10-K.